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                               UNIT CERTIFICATE
       EACH UNIT CONSISTS OF ONE SHARE OF COMMON STOCK AND ONE WARRANT


No. U                      SCNV ACQUISITION CORP.                UNITS

                                                        SEE REVERSE SIDE FOR
                                                         CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT,                                  CUSIP 78402R 20 9








or registered assigns (the Registered Holder) is the owner of the number of fully-paid and non-assessable Units specified above, transferable only on the books of SCNV Acquisition Corp., a Delaware corporation (the Company), by the Registered Holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.
     Each Unit consists of one (1) share of the Companys common stock, par value $.01 per share (the Common Stock), and one Class A redeemable Common
Stock purchase warrant (the Warrants) to purchase one share of Common Stock for $7.50 per share, subject to certain adjustments, at any time on or after
June    , 1999 and before 5:00 p.m. Eastern Standard Time on June    , 2003 (the
Expiration Date). The terms of the Warrants are governed by a Warrant
Agreement dated as of     , 1998 (the Warrant Agreement), among the Company and
Continental Stock Transfer & Trust Company, as Warrant Agent (the Warrant Agent), and are subject to the terms and provisions contained therein. The Registered Holder of this Unit Certificate consents to all of the terms and provisions contained in the Warrant Agreement by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 2 Broadway, New York, New York 10004 and are available to any holder on written request and without cost. The Warrants shall be void unless exercised before 5:00 p.m. Eastern Standard Time on the Expiration Date.
     This Unit Certificate is not valid unless countersigned and registered by the Transfer Agent, Warrant Agent and Registrar of the Company.
     The Warrants and shares of Common Stock of the Company represented by this Unit Certificate shall be nondetachable and not separately transferable
until    , 1998, or such earlier date as determined by the Company and Patterson
Travis, Inc. (the Separation Date).
     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

                                               SCNV ACQUISITION CORP.

DATED:

   COUNTERSIGNED AND REGISTERED:
     CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
                                       as Transfer Agent,
                                   Warrant Agent and Registrar

By                                                /s/ XXXXXXXXXXXXXXXXXXXXX
                                                  ---------------------------
 Authorized Officer                               EXECUTIVE VICE PRESIDENT
                                [SEAL]

                                                  /s/ XXXXXXXXXXXXXXXXXXXXX
                                                  ---------------------------
                                                  PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

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                            SCNV ACQUISITION CORP.

     The Company will furnish without charge to each stockholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Company or to the Transfer Agent.

                            ADDITIONAL PROVISIONS

     This certificate certifies that for value received the Registered Holder
hereby is entitled, at any time on or after     , 1998 (or such earlier date as
determined by the Company and Patterson Travis, Inc., that the Warrant and Common Stock which comprise the Units shall be separately transferable (the "Separation Date")), to exchange each Unit represented by this Unit
Certificate for a Common Stock Certificate representing one share of Common Stock and a Warrant Certificate representing one Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer
Agent together with any documentation required by such Transfer Agent. At any time on or after the Separation Date and before 5:00 P.M., New York time on the Expiration Date, upon surrender of the Warrant Certificate at the office of the Warrant Agent for the Warrants, with the subscription form on the reverse side thereof completed and duly executed and accompanied by payment in cash or check payable to the Warrant Agent for the account of the Company, the Registered Holder of such Warrant Certificate shall be entitled to purchase from the Company one share of Common Stock of the Company for each Warrant represented by the Warrant Certificate, which shares shall be fully paid and non-assessable, at the exercise price of $7.50 per share. The exercise price and the number of shares purchasable upon exercise of each Warrant are subject to adjustment and the Warrants are redeemable by the Company, each upon the occurrence of certain events set forth in the Warrant Agreement.
     After      , 2003, the Warrant shall become null and void and of no value.
     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS
CERTIFICATE.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common                       UNIF GIFT MIN ACT-____________________ Custodian ______________________
TEN ENT  - as tenants by the entireties                                        (Cust)                          (Minor)
JT TEN   - as joint tenants with right of                               under Uniform Gifts to Minors
           survivorship and not as tenants                              Act________________
           in common                                                           (State)
COM PROP - as community property

                                                      UNIF TRF MIN ACT-________________ Custodian (until age
                                                                             (Cust)
                                                                       ________________) ___________________
                                                                                               (Minor)

                                                                       under Uniform Transfers to Minors Act
                                                                       ____________
                                                                         (State)

   Additional abbreviations may also be used though not in the above list.

     For Value Received, ___________________________________ hereby sell, assign and transfer unto


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PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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                                                                          Units
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represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                       Attorney
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to transfer the said Unit(s) on the books of the within named Company with full power of substitution in the premises.


Dated __________________

                                      ________________________________________
                                      THE SIGNATURE TO THIS ASSIGNMENT MUST
                             NOTICE: CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


IMPORTANT: ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW BY A
           FIRM THAT IS A MEMBER OF THE NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE UNITED STATES.


SIGNATURE GUARANTEE:


Name:_________________________________________________________________________
                                      (Please Print)
By:___________________________________________________________________________

Title:________________________________________________________________________